Exhibit 21.1

LIST OF SUBSIDIARIES

Name of Subsidiary	State of Organization
Acacia Natural Gas Corp I, Inc.	Delaware
Acacia Natural Gas, L.L.C.	Delaware
Appalachian Oil Purchasers, LLC	Delaware
Ascension Pipeline Company, LLC	Delaware
Bridgeline, LLC	Delaware
Bridgeline Holdings, L.P.	Delaware
Chandeleur Pipe Line, LLC	Delaware
Clearfield Ohio Holdings, Inc.	Ohio
E2 Appalachian Compression, LLC	Delaware
E2 Energy Services, LLC	Delaware
E2 Ohio Compression, LLC	Delaware
EnLink Calcasieu, LLC	Delaware
EnLink Crude Marketing, LLC	Delaware
EnLink DC Gathering Company JV	Texas
EnLink Energy GP, LLC	Delaware
EnLink Gas Marketing, LP	Texas
EnLink GOM, LLC	Delaware
EnLink LIG Liquids, LLC	Louisiana
EnLink LIG, LLC	Louisiana
EnLink Louisiana Gathering, LLC	Louisiana
EnLink Midstream Finance Corporation	Delaware
EnLink Midstream GP, LLC	Delaware
EnLink Midstream Holdings GP, LLC	Delaware
EnLink Midstream Holdings, LP	Delaware
EnLink Midstream, Inc.	Delaware
EnLink Midstream Operating, GP, LLC	Delaware
EnLink Midstream Operating, LP	Delaware
EnLink Midstream Partners, LP	Delaware
EnLink Midstream Services, LLC	Texas
EnLink NGL Marketing, LP	Texas
EnLink NGL Pipeline, LP	Texas
EnLink North Texas Gathering, LP	Texas
EnLink North Texas Pipeline, LP	Texas
EnLink ORV Holdings, Inc.	Delaware
EnLink Pelican, LLC	Delaware
EnLink Permian II, LLC	Texas
EnLink Permian, LLC	Texas

EnLink Processing Services, LLC	Delaware
EnLink Texas NGL Pipeline, LLC	Texas
EnLink Texas Processing, LP	Texas
EnLink Tuscaloosa, LLC	Louisiana
Kentucky Oil Gathering, LLC	Delaware
LPC Crude Oil, Inc.	Texas
LPC Crude Oil II, LLC	Texas
LPC Crude Oil Marketing, LLC	Texas
LPC Crude Oil Pipeline, LLC	Texas
M & B Gas Services, LLC	Delaware
Ohio Oil Gathering II, LLC	Delaware
Ohio Oil Gathering III, LLC	Delaware
Ohio River Valley Pipeline, LLC	Delaware
OOGC Disposal Company I, LLC	Delaware
Sabine Hub Services LLC	Delaware
Sabine Pass Plant Facility Joint Venture	Texas
Sabine Pipe Line LLC	Delaware
SWG Pipeline, L.L.C.	Texas
West Virginia Oil Gathering, LLC	Delaware